Exhibit 99.1

ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

June 10, 2013

Dear Stockholder,

The attached Proxy Statement Supplement (the “Supplement”) is being sent to you because Alphatec Holdings, Inc. has determined to (i) add a new Proposal 6 to the original proxy statement dated April 29, 2013 (the “Proxy Statement”) to approve an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan (the “Plan”) to increase the per person annual award limit contained in the Plan from 200,000 shares to 1,500,000 shares per year, (ii) provide certain disclosures related to the correction of previously granted equity awards, which were voided subsequent to the distribution of the Proxy Statement, to the extent such awards were granted in excess of the per person annual award limit contained in the Plan, (iii) provide supplemental disclosures related to Proposal 2, which is a proposal to approve an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the number of shares authorized for issuance from 10,000,000 shares to 14,200,000 shares, (iv) provide supplemental disclosures related to Proposal 3, which is a proposal to approve an amendment to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan to increase the number of shares authorized for issuance from 650,000 to 1,650,000 and (v) postpone the 2013 Annual Meeting of Stockholders, which was originally scheduled for June 17, 2013, to June 21, 2013 in order to provide additional time for stockholders to review the additional proposal and revised disclosures. The Annual Meeting will now be held at 2:00 p.m., Pacific Time, on June 21, 2013 at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008. It is important that you review the Supplement in conjunction with the Proxy Statement. The attached Amended Notice of Annual Meeting and Supplement, together with the Proxy Statement, describe the business we will conduct at the meeting and provide information about us that you should consider when you vote your shares.

When you have finished reading the Supplement and Proxy Statement, please promptly submit your proxy by completing the enclosed new proxy card in its entirety, signing, dating and returning it in the enclosed envelope. We encourage you to submit your proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. The enclosed new proxy card permits you to submit your proxy for all six of the proposals included in the Proxy Statement and the Supplement, and will replace any previously submitted proxy in connection with the Annual Meeting. If you have already submitted your proxy and do not submit a new proxy, your previously submitted proxy will be voted at the Annual Meeting with respect to all other proposals, but will not be counted in determining the outcome of the newly added Proposal 6.

Sincerely,

Leslie H. Cross
Chairman and Chief Executive Officer

ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

June 10, 2013

AMENDED NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TIME: 2:00 p.m., Pacific Time

DATE: Friday, June 21, 2013

PLACE: Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008

NOTICE IS HEREBY GIVEN that the annual meeting of Alphatec Holdings, Inc. originally scheduled for June 17, 2013 has been postponed and will now be held on June 21, 2013 (the “Annual Meeting”), for the following purposes:

1.	To elect the following nine nominees to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation: Leslie H. Cross, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil, James R. Glynn, Rohit M. Desai, Siri S. Marshall, and Luke T. Faulstick;

2.	To approve an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the number of shares authorized for issuance from 10,000,000 shares to 14,200,000 shares;

3.	To approve an amendment to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan to increase the number of shares authorized for issuance from 650,000 shares to 1,650,000 shares;

4.	To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

5.	To approve by an advisory vote, the compensation of our named executive officers, as disclosed in this Supplement and the Proxy Statement;

6.	To approve an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the per person annual award limit contained in the Plan from 200,000 shares to 1,500,000 shares per year; and

7.	To transact such other business as may be properly presented at the Annual Meeting.

The preceding items of business are more fully described in our original Proxy Statement dated April 29, 2013, with the exception of Proposal 6, which is described in the attached Proxy Statement Supplement. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Only the stockholders of record of our common stock as of the close of business on April 23, 2013 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A total of 96,683,174 shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

For the ten-day period immediately prior to the Annual Meeting, the list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008 for such purposes that are set forth in the General Corporation Law of the State of Delaware.

At least a majority of all issued and outstanding shares of common stock entitled to vote at a meeting is required to constitute a quorum. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you complete, sign, date and return the enclosed new proxy card, which includes Proposal 6, as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person. PLEASE NOTE THAT IF YOU SUBMIT A NEW PROXY CARD IT WILL REVOKE ALL PRIOR PROXY CARDS, SO IT IS IMPORTANT TO INDICATE YOUR VOTE ON EACH PROPOSAL ON THE NEW PROXY CARD. WE APPRECIATE YOUR PROMPT ATTENTION TO THIS IMPORTANT MATTER. YOUR VOTE MATTERS.

BY ORDER OF THE BOARD OF DIRECTORS

Ebun S. Garner, Esq.
General Counsel, Senior Vice President and Secretary

ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

June 10, 2013

PROXY STATEMENT SUPPLEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement Supplement (the “Supplement”) supplements and amends Alphatec Holdings, Inc.’s original proxy statement dated April 29, 2013 (the “Proxy Statement”) to (i) add a new Proposal 6 to approve an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the per person annual award limit contained in the Plan from 200,000 shares to 1,500,000 shares per year, (ii) provide certain disclosures related to the correction of previously granted equity awards, which were voided subsequent to the distribution of the Proxy Statement to the extent such awards were granted in excess of the per person annual award limit contained in the Plan, (iii) provide supplemental disclosures related to Proposal 2, which is a proposal to approve an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the number of shares authorized for issuance from 10,000,000 shares to 14,200,000 shares, (iv) provide supplemental disclosures related to Proposal 3, which is a proposal to approve an amendment to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan to increase the number of shares authorized for issuance from 650,000 to 1,650,000 and (v) postpone the 2013 annual meeting of stockholders of Alphatec Holdings, Inc. (the “Annual Meeting”), which was originally scheduled for June 17, 2013, to June 21, 2013, in order to provide additional time for stockholders to review the additional proposal and revised disclosures. This Supplement, along with the accompanying Amended Notice of 2013 Annual Meeting of Stockholders, contains information about the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 2:00 p.m., Pacific Time, on Friday, June 21, 2013, at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008.

This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting. Additional information is contained in the Proxy Statement, which was previously sent to you. To the extent that the information in this Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in this Supplement shall amend and supersede the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged. We urge you to read this Supplement carefully and in its entirety together with the Proxy Statement.

In this Supplement, we refer to Alphatec Holdings, Inc. as “the Company,” “we” and “us.”

This Supplement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On June 11, 2013, we will send this Supplement, the attached Amended Notice of Annual Meeting and the enclosed new proxy card to all stockholders entitled to vote at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 21, 2013.

This Supplement, the Proxy Statement and our annual report to security holders are available for viewing, printing and downloading at https://materials.proxyvote.com/02081G (to view these materials, please have your control number(s) available that appears on your proxy card) and in the “Financial Information” section of the “Investor Relations” section of our website at www.alphatecspine.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Additionally, you can find a copy of our Annual Report on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at www.alphatecspine.com. You may also obtain a printed copy of our

Annual Report, free of charge, by sending a written request to: Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008, Attention: Michael O’Neill, Chief Financial Officer, Vice President and Treasurer. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Why is the Company Soliciting My Proxy?

The Board of Directors of Alphatec Holdings, Inc. is soliciting your proxy to vote on matters presented at the Annual Meeting to be held at our corporate headquarters, on June 21, 2013, at 2:00 p.m., Pacific Time, and any adjournments or postponements of the meeting. The Annual Meeting was originally scheduled for June 17, 2013, but the Board has determined to add a new Proposal 6 to approve an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the per person annual award limit contained in the Plan from 200,000 shares to 1,500,000 shares per year, to provide updated information regarding certain equity awards previously granted to certain of our executive officers, and to provide supplemental disclosures related to Proposals 2 and 3. This Supplement, the Proxy Statement and the Amended Notice of 2013 Annual Meeting of Stockholders summarize the purposes of the meeting and the information you need to know in order to vote on the matters being presented at the Annual Meeting on June 21, 2013.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 23, 2013 are entitled to vote at the Annual Meeting. On this record date, there were 96,683,174 shares of Alphatec Holdings, Inc. common stock outstanding and entitled to vote. Alphatec Holdings, Inc. common stock is our only class of voting stock. The record date for the Annual Meeting has not changed as a result of the change in the meeting date.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering a signed statement of revocation to us at 5818 El Camino Real, Carlsbad, CA 92008, Attention: Ebun S. Garner, Esq., General Counsel, Senior Vice President and Secretary or Michael O’Neill, Chief Financial Officer and Treasurer. The proxy may also be revoked by submitting to us prior to the Annual Meeting a more recently dated proxy or by attending the Annual Meeting and voting in person. Note that attendance at the Annual Meeting by itself will not be sufficient to revoke your proxy. PLEASE NOTE THAT BY SUBMITTING THE NEW PROXY YOU WILL BE REVOKING YOUR PRIOR PROXY AND THUS PLEASE PROVIDE YOUR VOTE FOR ALL PROPOSALS ON THE NEW PROXY.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Submit My Proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to submit your proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. PLEASE NOTE THAT BY SUBMITTING THE NEW PROXY YOU WILL BE REVOKING YOUR PRIOR PROXY AND THUS PLEASE PROVIDE YOUR VOTE FOR ALL PROPOSALS ON THE NEW PROXY.

If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, Inc. (“Computershare”), 480 Washington Ave., Jersey City, NJ 07310, or you have stock certificates, you may vote:

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By mail. Complete and mail the enclosed proxy card, a copy of which is attached hereto as Appendix A, in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendation of our Board of Directors.

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Via the Internet: You may vote at www.investorvote.com/ATEC, 24 hours a day, seven days a week. Have your proxy card available when you access the website and use the control number shown on your proxy card. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on June 20, 2013.

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By Telephone: You may vote using a touch-tone telephone by calling 1-800-652-VOTE (8683), 24 hours a day, seven days a week. Have your proxy card available when you call and use the control number shown on your proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 20, 2013.

•	In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you will receive voting instructions from your bank or broker as the holder of record as to how to vote your shares, which you must follow in order for your shares to be voted. Telephone and Internet voting may also be offered to stockholders owning shares through certain banks and brokers. If you would like to vote in person at the meeting contact the bank, broker or other nominee who holds your shares to obtain a legal proxy or broker’s proxy card and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a valid proxy from the record holder.

What if I already submitted the original proxy card I received?

The original proxy card or voting instruction, or proxy, you received with the Proxy Statement did not contain the newly added Proposal 6. Therefore, if you already submitted your original proxy and do not submit the enclosed new proxy, your vote will be counted in determining the outcome of Proposals 1 through 5, but will not be counted in determining the outcome of Proposal 6. The enclosed new proxy permits you to submit your proxy for all six of the proposals included in the Proxy Statement and this Supplement, and the new proxy will replace any previously submitted proxy in connection with the Annual Meeting. If you choose to submit the enclosed new proxy, you should complete the new proxy as to each proposal. If you properly submit a new proxy without giving specific voting instructions as to any proposal, your shares will be voted on those proposals in accordance with the Board’s recommendations as noted below.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of each of the nine nominees for director;

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“FOR” the approval of an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the number of shares authorized for issuance from 10,000,000 shares to 14,200,000 shares;

•	“FOR” the approval of an amendment to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan to increase the number of shares authorized for issuance from 650,000 shares to 1,650,000 shares;

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013;

•	“FOR” the compensation of our named executive officers set forth in this Supplement and the Proxy Statement; and

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“FOR” the approval of an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the per person annual award limit contained in the Plan from 200,000 shares to 1,500,000 shares per year.

If any other matter is presented at the Annual Meeting, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Supplement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Supplement and the Proxy Statement.

May I Change or Revoke My Proxy?

If as a record holder you gave us your proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	submitting a new proxy with a later date as instructed above (the new proxy operates as a revocation of all prior proxies submitted);
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notifying us at 5818 El Camino Real, Carlsbad, CA 92008, Attention: Ebun S. Garner, Esq., General Counsel, Senior Vice President and Secretary, in writing before the Annual Meeting that you have revoked your proxy; or

•	attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Your most-current proxy card is the one that will be counted.

If you hold your shares through a broker, you must follow directions received from the broker in order to change your vote or to vote at the Annual Meeting. You need to present a valid proxy from your broker authorizing you to vote your shares at the Annual Meeting.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not submit your proxy or vote at the meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee only has the authority to vote your unvoted shares on Proposal 4 if it does not receive instructions from you. Therefore, we encourage you to provide voting instructions. This ensures your shares will be voted at the meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors, or on any of the proposals regarding our equity plans or our executive compensation. Therefore, your bank, broker or nominee cannot vote your shares on proposals 1, 2, 3, 5 and 6 without instruction from you. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote with respect to the election of directors, the amendment to the stock plan to increase the number of shares authorized for issuance, the amendment to the employee stock purchase plan to increase the number of shares authorized for issuance, the advisory vote on the compensation of our named executive officers or the amendment to the stock plan to increase the per person annual award limit (Proposals 1, 2, 3, 5 and 6), no votes will be cast on these proposals on your behalf. These are considered “broker non-votes.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Information regarding the vote required to approve Proposals 1 through 5 can be found in the Proxy Statement.

Proposal 6: Amendment of the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the per person annual award limit contained in the Plan from 200,000 shares to 1,500,000 shares per year

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve the amendment to the Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the per person annual award limit from 200,000 shares to 1,500,000 shares per year. Abstentions have no effect on the results of this vote as they do not represent votes cast. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote as they do not represent votes cast. If the amendment is not approved by our stockholders, it will not become effective.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, or approximately 48,341,588 shares, is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 2:00 p.m., Pacific Time, on Friday, June 21, 2013 at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008. When you arrive at our headquarters, signs will direct you to the appropriate meeting room. You need not attend the Annual Meeting in order to vote.

CORRECTION OF PRIOR EQUITY AWARDS

The Proxy Statement describes how our Nominating, Governance and Compensation Committee designed and implemented compensation arrangements for our executive officers. The Nominating, Governance and Compensation Committee intends that the compensation paid to our executive officers should be in some part dependent upon our performance and the value we create for shareholders. To that end, the Nominating, Governance and Compensation Committee has embraced a philosophy of pay-for-performance, whereby an individual’s experience, potential and contribution to our business determines his or her actual compensation.

The Nominating, Governance and Compensation Committee believes that equity compensation is and has traditionally been an important element of our executive compensation program in order to align the interests of our executive officers with those of our stockholders. Because the value of the equity awards we grant will increase only when we perform and increase stockholder value, the grant of such equity awards provides long-term incentives to the recipients thereof, including our executive officers. These awards not only serve to align the executive officers’ interests with those of the stockholders over an extended period of time, but because they also generally are subject to vesting in connection with continued service to us over a specified period of time, they serve as an additional retention mechanism. The Nominating, Governance and Compensation Committee believes that both of these elements are important factors in executive compensation.

It has come to our attention that the Board of Directors or the Nominating, Governance and Compensation Committee approved certain equity awards (the “Original Awards”) to executive officers under the Amended and Restated 2005 Employee, Director and Consultant Stock Plan (the “Plan”), which, although they were structured to accomplish such objectives, inadvertently exceeded the 200,000 share per person annual award limit contained in the Plan (the “Annual Award Limit”) (either alone or in conjunction with other equity awards granted to the executives during the relevant fiscal year). After considering the cause and circumstances of the issuance of the Original Awards in excess of the Annual Award Limit, our Board of Directors and the Nominating, Governance and Compensation Committee determined that such Original Awards should be voided with respect to the number of shares subject to such awards in excess of the Annual Award Limit. The effect of the voiding of the number of shares subject to the Original Awards in excess of the Annual Award Limit, is set forth in the table below. None of the voided options were exercised and none of the voided shares of restricted stock have vested.

Participant	Original Grant Date	Original Exercise Price Per Share		Number of Shares Subject to Original Award	Number of Shares in Excess of Annual Award Limit to be Voided	Number of Shares Remaining Subject to Original Award
Leslie H. Cross	3/13/12	$2.05		400,000	400,000	—
Chairman and Chief Executive Officer	12/1/12	N/A	(1)	300	300	—
	1/4/13	$1.72		400,000	200,000	200,000
Michael O’Neill	10/11/10	$2.23		200,000	100,000	100,000
Chief Financial Officer, Vice President and Treasurer
William Patrick Ryan	12/19/12	$2.05		250,000	50,000	200,000
Chief Operating Officer and President, International
Thomas McLeer	10/11/12	$1.76		200,000	100,000	100,000
Senior Vice President, U.S. Commercial Operations
Thomas Gardner	11/7/12	$1.65		200,000	100,000	100,000
President, Phygen, LLC (Consultant)

(1)	This award was a restricted stock award.

When informed of the excess awards, our Board of Directors and the Nominating, Governance and Compensation Committee again reviewed the size and terms of the equity awards it had intended to grant to such executive officers. After consideration, the Nominating, Governance and Compensation Committee determined that the awards (both when viewed alone, and in the context of our other commitments to such executive officers) were consistent with our current compensation philosophy. Having reaffirmed that the compensation it had intended to deliver to such executive officers was appropriate and reasonable, the Nominating, Governance and Compensation Committee determined to grant to such executives new options to purchase common stock in an amount equal or equivalent to the number of shares with respect to which the Original Awards were voided, and that it could do so without incurring material costs.

Accordingly, on June 10, 2013, the Nominating, Governance and Compensation Committee approved the grant to each affected executive officer of a new stock option award with respect to the number of shares of our common stock outlined below (the “New Options”). The vesting and expiration provisions of the New Options are intended to mirror those applicable to the voided portion of the Original Awards, as further described below. The New Options, however, will have an exercise price per share equal to the greater of (i) the closing price per share of our common stock on the date of grant or (ii) the original exercise price per share of the Original Award to which such New Option relates. Because the annual equity-based awards previously made to Mr. Ryan in 2013 were well below the current individual Annual Award Limit, and Messrs. Gardner and McLeer have not received equity awards to date in 2013, there was sufficient capacity under the individual Annual Award Limit for 2013 to make these corrective awards to Messrs. Gardner, Ryan and McLeer effective on June 10, 2013, the date of the Nominating, Governance and Compensation Committee’s approval. However, due to the current Annual Award Limit in the Plan, the effectiveness of all or a portion of the New Options to Messrs. Cross and O’Neill will be conditioned upon stockholder approval of Proposal 6, pursuant to which the Annual Award Limit will be increased from 200,000 shares to 1,500,000 shares per year. If Proposal 6 is not approved by our stockholders, Mr. Cross will not be granted any New Options while Mr. O’Neill will be granted New Options to purchase only 75,000 shares because he received stock options to purchase 125,000 shares of our common stock in January 2013. The voided restricted stock award to Mr. Cross is not being replaced at this time.

Participant	Number of Shares Underlying New Option	Date of Grant	Exercise Price Per Share	Expiration Date
Leslie H. Cross	400,000(1)	(2)	(2)	3/13/22
	200,000(3)	(2)	(2)	1/4/23
Michael O’Neill	100,000(4)	(2)	(2)	10/11/20
William Patrick Ryan	50,000(5)	6/10/13	(6)	12/19/19
Thomas McLeer	100,000(7)	6/10/13	(6)	10/11/22
Thomas Gardner	100,000(8)	6/10/13	(6)	11/7/22

(1)	The vesting of this grant is subject to the Company achieving certain stock performance goals established by the Nominating, Governance and Compensation Committee over specified periods of time.

(2)	The exercise price per share will be equal to the greater of (i) the closing price per share of our common stock on the date of the Annual Meeting, which will be the date of grant of such New Option, or (ii) $2.05 for the New Option to be granted to Mr. Cross for 400,000 shares, $1.72 for the New Option to be granted to Mr. Cross for 200,000 shares, and $2.23 for the New Option to be granted to Mr. O’Neill. If Proposal 6 is not approved by our stockholders, the New Options will not be granted to Mr. Cross, and Mr. O’Neill will be granted New Options to purchase only 75,000 shares because he received stock options to purchase 125,000 shares of our common stock in January 2013. As of June 6, 2013, the closing per share of our common stock as quoted on the Nasdaq Stock Market was $1.94.

(3)	25% of this grant will vest on January 4, 2014, and the remaining shares subject to this new option will vest in 12 equal quarterly installments following each three month period of the executive’s service with us thereafter.

(4)	Vested as to 62,500 shares on the date of grant, and the remaining shares subject to this new option will vest in six equal quarterly installments following each three month period of the executive’s service with us thereafter.

(5)	33% of this grant will vest on December 19, 2013, and the remaining shares subject to this new option will vest in eight equal quarterly installments following each three month period of the executive’s service with us thereafter.

(6)	The exercise price per share will be equal to the greater of (i) the closing price per share of our common stock on June 10, 2013, the date of grant of such new option, or (ii) $2.05 for the new options to be granted to Mr. Ryan, $1.76 for the new options to be granted to Mr. McLeer or $1.65 for the new options to be granted to Mr. Gardner.

(7)	25% of this grant will vest on October 11, 2013, and the remaining shares subject to this new option will vest in 12 equal quarterly installments following each three month period of the executive’s service with us thereafter.

(8)	25% of this grant will vest on November 7, 2013, and the remaining shares subject to this new option will vest in two equal installments on each of November 7, 2014 and November 7, 2015; provided that Mr. Gardner’s consulting relationship has not been terminated prior to an applicable vesting date.

Assuming approval of Proposal 6 and the effectiveness of all of the proposed New Options, the net impact of the foregoing is a reduction in the total 2012 compensation for Messrs. Cross, McLeer and Ryan total 2012 compensation (as measured under Securities and Exchange Commission, or SEC, rules) by approximately 33%, 22% and 7%, respectively, and an increase in their total expected 2013 compensation (based on targeted 2013 compensation) by approximately 22%, 23% and 9%. In addition, assuming approval of Proposal 6 and the effectiveness of all of the proposed New Options, the net impact of the foregoing is a reduction in Mr. O’Neill’s total 2010 compensation (as measured under SEC rules) by approximately 21% and an increase in his total expected 2013 compensation (based on targeted 2013 compensation) by approximately 19%.

Other Items

Our Nominating, Governance and Compensation Committee is reviewing our equity incentive administration systems with management and outside legal counsel for the purpose of evaluating and implementing new processes to help ensure that such excess awards will not occur again.

Additional Supplemental Information

The following additional information is provided to illustrate the effects on certain compensation information presented in the Proxy Statement of the foregoing corrections as if the excess portions of the cancelled equity awards had never been granted (revised text is bold and underlined):

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The rows of this table for Messrs. Cross and O’Neill, the row for all current executive officers and directors as a group and the corresponding footnotes are restated to remove the effect of the voided equity awards as follows:

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock
Directors and Named Executive Officers
Leslie H. Cross(2)	411,332	*
Michael O’Neill(10)	159,834	*
All current executive officers and directors as a group (14 persons) (13)	35,255,055	36.2%

(2)	Includes 16,667 shares issuable pursuant to options that are or will become vested within 60 days of April 25, 2013.

(10)	Includes 62,499 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 25, 2013.

(13)	Includes 536,246 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 25, 2013. Includes 10,777,173 shares held by HealthpointCapital Partners, L.P., and 21,010,565 shares held by HealthpointCapital Partners II, L.P. See also footnotes (3) and (4).

There are no changes to the remainder of, or the other footnotes to, this table.

COMPENSATION DISCUSSION AND ANALYSIS

The paragraph under the heading “New Hire Grants” is restated as follows:

Generally, we grant equity awards to our new employees, including our executive officers, in connection with the start of their employment. At the time of the hiring of any executive officer, equity compensation generally is negotiated between such officer and us. Generally, such negotiations are conducted by our Chairman and CEO on our behalf. With respect to the Chairman and CEO, such negotiations are conducted by the Chairman of the Executive Committee of the Board on our behalf. The Nominating, Governance and Compensation Committee approves such negotiated equity compensation for newly hired executive officers. The size of such awards is determined based upon available information concerning the competitive packages offered to executives in similar jobs at companies with which we compete for personnel, but are not established based upon any formal survey or other comparative data. In addition, the Chairman and CEO often adjusts such initial equity compensation grants as deemed appropriate to attract or retain specific candidates based on their experience, knowledge, skills and education and our needs. In November 2009, the Nominating, Governance and Compensation Committee determined that all options issued after such date will vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches each three months thereafter. In general, all grants of restricted stock have annual vesting. In connection with the commencement of Mr. McLeer’s employment we granted him options to purchase up to 100,000 shares of our common stock. The options vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches every three months thereafter. In addition, we also granted Mr. McLeer 100,000 shares of restricted common stock. The restricted common stock vests annually in four equal tranches over four years.

The last sentence of the second paragraph under the heading “Cash and Equity Awards Outside of the Plan” is deleted.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The rows of this table for Messrs. Cross, O’Neill, Ryan and McLeer are restated as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)		Total ($)
Leslie Cross(1)	2012	413,462	75,000		242,000	—	75,000	8,500	(6)	813,962
Chairman and Chief Executive Officer

Michael O’Neill	2012	325,000	49,000		171	25,145	32,500	7,963	(7)	439,779
Chief Financial Officer, Vice President and Treasurer	2011	325,000	—		—	38,123	6,000	6,500		375,623
	2010	68,750	25,000	(3)	222,900	120,730	—	9,763		447,143

William Patrick Ryan	2012	350,000	53,000		—	207,873	35,000	9,157	(8)	655,030
Chief Operating Officer	2011	235,577	—		305,900	326,828	18,000	17,356		903,661

Thomas McLeer(2)	2012	71,250	40,000		176,000	109,280	—	1,781	(9)	398,311
Senior Vice President, U.S. Commercial Operations

There are no changes to the remainder of, or the footnotes to, this table.

2012 Grants of Plan-Based Awards

The rows of this table for Messrs. Cross, Ryan and McLeer are restated as follows:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards Number of Shares of Stock (#)		All Other Option Awards Number of Securities Underlying Option (#)		Exercise Or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair value of Stock and Option Awards(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Leslie Cross	3/13/12	3/13/12	0	375,000	468,750	—		—		—	—
	2/26/12	2/22/12	—	—	—	200,000	(4)	—		—	242,000

William Patrick Ryan	12/19/12	12/19/12	0	175,000	218,750	—		200,000	(5)	2.05	207,873

Thomas McLeer	10/11/12	10/11/12	—	—	—	—		100,000		1.46	109,280
	10/11/12	10/11/12	—	—	—	100,000		—		—	176,000

There are no changes to the remainder of, or the other footnotes to, this table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The second paragraph under the heading “Employment Agreements” is restated as follows:

In October 2010, we and Alphatec Spine entered into an employment agreement with Michael O’Neill, pursuant to which Mr. O’Neill agreed to serve as our Chief Financial Officer, Vice President and Treasurer. Pursuant to the agreement, Mr. O’Neill received an initial annual base salary of $325,000 which has not been increased to date, and he is eligible to receive incentive bonuses based on our and Mr. O’Neill’s achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. For fiscal year 2012, Mr. O’Neill’s target bonus percentage was 50% of his base salary. In connection with the commencement of his employment, we granted Mr. O’Neill options to purchase up to 100,000 shares of our common stock, and paid him a $25,000 signing bonus. The options vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches every three months thereafter. In connection with the commencement of his employment, we also granted Mr. O’Neill 100,000 shares of restricted common stock. The restricted common stock vests annually in four equal tranches over four years.

The fourth and fifth paragraphs under the heading “Employment Agreements” are restated as follows:

In April 2011, we and Alphatec Spine entered into an employment agreement with William Patrick Ryan pursuant to which Mr. Ryan agreed to serve as our Chief Operating Officer. Pursuant to the agreement, Mr. Ryan received an initial annual base salary of $350,000 which has not been increased to date, and he is eligible to receive an incentive bonus each fiscal year in an amount equal to a percentage of his annual base salary for such year, with the payment of such bonus based on our and Mr. Ryan’s achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. For fiscal year 2012, Mr. Ryan’s target bonus percentage was 50% of his base salary. In connection with the commencement of his employment, we granted Mr. Ryan options to purchase up to 250,000 shares of our common stock, and agreed to reimburse him for up to $40,000 in expenses associated with Mr. Ryan’s repatriation to the United States from China. The options vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches every three months thereafter. The options to purchase 250,000 shares were cancelled in December 2012 in connection with the option cancellation and reissuance that occurred in December 2012. In connection with the commencement of his employment, we also granted Mr. Ryan 100,000 shares of restricted common stock. The restricted common stock vests annually in four equal tranches over four years.

In October 2012, we and Alphatec Spine entered into an employment agreement with Thomas J. McLeer pursuant to which Mr. McLeer agreed to serve as our Senior Vice President of U.S. Commercial Operations. Pursuant to the agreement, Mr. McLeer received an initial base salary of $325,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to a percentage of his annual base salary for such year, with the payment of such bonus based on our and Mr. McLeer’s achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. For fiscal year 2012, Mr. McLeer was guaranteed a bonus of at least $40,000. In connection with the commencement of his employment, we granted Mr. McLeer options to purchase up to 100,000 shares of our common stock. The options vest over four years, with 25% of such options vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches every three months thereafter. In connection with the commencement of his employment, we also granted Mr. McLeer 100,000 shares of restricted common stock. The restricted common stock vests annual in four equal tranches over four years.

Outstanding Equity Awards at 2012 Fiscal Year-End

The rows of this table for Messrs. Cross, O’Neill, Ryan and McLeer are restated as follows:

		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Leslie Cross	02/26/12	—	—		—	—	200,000	330,000
	07/27/11	—	—		—	—	34,965	57,692
	03/25/11	8,334	16,666		2.62	03/25/21	—	—

Michael O’Neill	12/01/12	—	—		—	—	100	165
	10/11/10	—	—		—	—	50,000	82,500
	12/19/12	—	25,000	(4)	2.05	12/19/19	—	—
	10/11/10	50,000	50,000		2.23	10/11/20	—	—

William Patrick Ryan	04/25/11	—	—		—	—	75,000	123,750
	12/19/12	—	200,000	(5)	2.05	12/19/19	—	—

Thomas McLeer	10/11/12	—	—		—	—	100,000	165,000
	10/11/12	—	100,000		2.05	10/11/22	—	—

There are no changes to the remainder of, or the footnotes to, this table.

Potential Payments Upon Termination or Change-in-Control

Potential Post-Employment Payments Table

The rows of this table for Messrs. Cross, O’Neill, Ryan and McLeer and footnotes 2 and 3 are restated as follows:

Name	Voluntary Termination by Executive(1) ($)	For Cause Termination(1) ($)	Involuntary Disability or Death(1) ($)		Termination by the Company Without Cause Prior to a Change in Control ($)		Change in Control(2) ($)
Leslie Cross	30,098	30,098	30,098		30,098	(4)	387,457
Michael O’Neill	47,689	47,689	292,804	(3)	425,179	(5)	82,615
William Patrick Ryan	14,870	14,870	14,870		301,868	(6)	123,675
Thomas McLeer	5,811	5,811	5,811		267,786	(7)	165,000

(2)	Represents the intrinsic value of the unvested stock option and restricted stock awards as of December 31, 2012 that would have been accelerated had a change in control occurred on that date, calculated by multiplying the number of underlying unvested shares by the closing price of our stock on December 31, 2012 ($1.65 per share) and, in the case of stock options, then subtracting the applicable option exercise price. As of December 31, 2012, Mr. Cross had 234,965 unvested restricted stock awards, Mr. O’Neill had 50,100 unvested restricted stock awards, Mr. Ryan had 75,000 unvested restricted stock awards, Mr. McLeer had 100,000 unvested restricted stock awards and Mr. Asai had 100,000 unvested restricted stock awards. As of December 31, 2012, Mr. Cross had 8,333 unvested stock options, Mr. O’Neill had 75,000 unvested stock options, Mr. Ryan had 200,000 unvested stock options, Mr. McLeer had 100,000 unvested stock options, and Mr. Asai had 54,688 unvested stock options. Mr. Ryan’s change in control also includes an additional three months of severance of $87,500 and healthcare related benefits of $6,249 payable in the event Mr. Ryan is terminated within six months of a change in control.

(3)	Represents the intrinsic value of the unvested stock option and restricted stock awards as of December 31, 2012 that would have been accelerated upon Mr. O’Neill’s termination due to death or disability. As of December 31, 2012, Mr. O’Neill had 50,100 unvested restricted stock awards and 75,000 unvested stock options. Also includes an amount equal to Mr. O’Neill’s target bonus for 2012.

There are no changes to the remainder of, or the other footnotes to, this table.

Equity Compensation Plan Information

This subsection is restated in its entirety as follows:

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,170,071	(2)	$2.43	1,281,123
Equity compensation plans not approved by security holders	—		—	—

Total	4,170,071	(2)	$2.43	1,281,123

(1)	Consists of our Amended and Restated 2005 Employee, Director and Consultant Stock Plan and our 2007 Employee Stock Purchase Plan.

(2)	Excludes 876,652 shares of restricted stock awards issued and unvested as of December 31, 2012.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

Additional information regarding Proposals 1 through 5 can be found in the Proxy Statement, which was previously sent to you. To the extent that the information in this Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in this Supplement shall amend and supersede the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged. We urge you to read this Supplement carefully and in its entirety together with the Proxy Statement.

SUPPLEMENT TO PROPOSAL 2

Proposal 2 in the Proxy Statement requests stockholder approval for an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the number of shares authorized for issuance from 10,000,000 shares to 14,200,000 shares. The Company is providing additional information about the proposed increase in the number of shares authorized for issuance thereunder and certain disclosures related to the correction of previously granted equity awards described above under the heading “Correction of Prior Equity Awards.”

•

Based on historical usage, we expect that the proposed 4,200,000 share increase in the number of shares available for issuance under the amended Plan over the share reserve under the current Plan would be sufficient for the remaining term of the Plan, which expires in April 2016, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and assuming we receive the maximum annual evergreen increases under the current Plan during its remaining term, and noting that future circumstances may require us to change our current equity grant practices. The share reserve under the amended Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

The following table shows certain key equity metrics over the past three fiscal years:

Key Equity Metrics	2012	2011	2010
Equity burn rate(1)	2.24%	1.83%	3.08%
Dilution(2)	2.79%	2.80%	4.75%
Overhang(3)	14.82%	13.62%	11.80%

(1)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding during the period.
(2)	Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.
(3)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

•

As described in the table above, if approved, the issuance of the additional shares to be reserved under the amended Plan would dilute existing stockholders by an additional 4.3%, based on the number of shares of our common stock outstanding as of June 6, 2013 (which percentage would be 7.6% if the maximum additional 3,200,000 shares become available for issuance under the amended Plan pursuant to the evergreen provision of the amended Plan).

•

If the amended Plan is approved, we expect our overhang at the end of 2013 will be approximately 19.16% with respect to the Plan (including the shares that will be reserved for issuance under the amended Plan but excluding any possible future increases to the share reserve under the amended Plan pursuant to the evergreen provision). Such percentage would be 22.47% if the maximum additional 3,200,000 shares become available for issuance under the amended Plan pursuant to the evergreen provision of the amended Plan during its remaining term.

•

As described in the table above, the total aggregate equity value of the additional 4,200,000 authorized shares being requested under the amended Plan (above the shares remaining available for issuance under the current Plan), based on the closing price of our common stock on June 6, 2013 of $1.94 per share, is $8,148,000. The total aggregate equity value of the 3,200,000 shares that may become available for issuance under the amended Plan pursuant to the evergreen provision of the amended Plan, based on the closing price of our common stock on June 6, 2013 of $1.94 per share, is $6,208,000.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the board of directors believes that the size of the share reserve under the amended Plan is reasonable and appropriate at this time. The board of directors will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

The fourth paragraph under the heading “Proposed Amendment” in Proposal 2 is restated to reflect the voided equity awards as follows (revised text is bold and underlined):

As of June 1, 2013, only 1,067,401 shares remained authorized for issuance under the Plan, and 950,000 of those shares have been approved for grant to Messrs. Cross, O’Neill, Ryan, McLeer and Gardner if Proposal 6 is approved by our stockholders. Assuming the current usage rate and stock price levels, we expect these remaining shares will be granted over the next nine months. If the increase in the number of shares authorized for issuance under the Plan is not approved, we would have no further ability to make equity-based grants pursuant to the Plan subsequent to having granted the New Options to purchase an aggregate of 950,000 shares to certain individuals as described above under “Correction of Prior Equity Awards,” and made grants for the remaining 117,401 shares. The Board believes that without a continued ability to make grants of equity-based awards pursuant to the Plan, we would suffer a severe competitive disadvantage in the recruitment, retention and motivation of our employees.

The information under the heading “Existing Plan Benefits” included in the new Proposal 6 below is incorporated by reference into Proposal 2 immediately prior to the last paragraph of Proposal 2.

REVISIONS TO PROPOSAL 3

Proposal 3 in the Proxy Statement requests stockholder approval for an amendment to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan to increase the number of shares authorized for issuance by 1,000,000 shares. The Company is supplementing Proposal 3 to provide additional information about the proposed increase in the number of shares reserved for issuance thereunder.

A copy of the full text of the amended Proposal 3 is set forth below (revised text is bold and underlined).

APPROVAL OF AN AMENDMENT TO THE ALPHATEC HOLDINGS, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN

(Notice Item 3)

Proposed Amendment

On February 26, 2013, the Board adopted an amendment to the 2007 Employee Stock Purchase Plan, or the ESPP, which is subject to the approval of the shareholders. The Board has approved and recommends the shareholders approve an amendment to the ESPP that will increase the aggregate number of shares of common stock authorized for issuance under the ESPP by 1,000,000 shares, from 650,000 shares to 1,650,000 shares.

Since the ESPP was initially adopted with a share reserve of 350,000 shares, the number of shares approved for issuance under the ESPP has been increased by 300,000 shares by virtue of the evergreen provision, bringing the total number of shares of common stock currently authorized for issuance under the ESPP to 650,000 shares. If approved by our stockholders, the proposed 1,000,000 share increase would bring the total number of shares of common stock authorized for issuance under the ESPP to 1,650,000. If stockholders do not approve the proposed 1,000,000 share increase, then the ESPP amendment will not take effect and the total shares of common stock authorized for issuance under the ESPP shall not be increased by 1,000,000.

The ESPP, as amended, including the proposed amendment for the shareholders to approve, is attached as Appendix C. Appendix C reflects a correction to the text of the ESPP, as amended, to correct the share reserve to properly reflect the proposed 1,000,000 share increase above the 650,000 shares currently reserved for issuance under the ESPP. The text of the ESPP, as amended, that was attached to the Proxy Statement, inadvertently reflected the amended share reserve as 1,350,000 shares and did not give effect to the evergreen increase of 300,000 shares previously approved by the Nominating, Governance and Compensation Committee.

Our equity compensation program is a critical part of our compensation policy to attract, motivate and retain talented employees, align employee and stockholder interests, link employee compensation with company performance and maintain a culture based on employee stock ownership. The ESPP encourages broad employee stock ownership in us. The ESPP is governed by Section 423 of the Code. The proposed amendment is essential to permit us to continue the pursuit of these objectives.

The ESPP contains an evergreen provision which provides that the number of shares authorized under the ESPP will be automatically increased each year commencing on January 1, 2009, and on each January 1 thereafter during the term of the ESPP, by that number of shares of common stock equal to the least of (a) 1% of the Company’s outstanding shares on such date, (b) 700,000 shares, or (c) a lesser amount determined by the Compensation Committee of the Board. Accordingly, the number of shares which shall be available for sale under the ESPP shall be subject to increase under the preceding sentence only on January 1, 2009 and on each subsequent January 1 through and including January 1, 2017. However, the number of shares of stock that may be issued under the ESPP shall not exceed an aggregate of 6,650,000 shares. As noted above, only 300,000 shares have been added to the share reserve under the ESPP since its initial adoption pursuant to the foregoing evergreen provision.

Under the ESPP, eligible employees may purchase shares of common stock through regular payroll deductions of up to 20% of their compensation, up to a maximum of shares with a fair market value of $25,000 per calendar year. In no event may an eligible employee purchase more than 50,000 shares during a purchase period. Under the ESPP, starting with the May 2013 purchase period, the price paid for the common stock shall be equal to 85% of the lower of the fair market value of our common stock on the first business day and the last business day of each six-month purchase period within each year. Prior to May 2013, the price paid was equal to 85% of the stock price on the last business day of the purchase period. We expect that the proposed 1,000,000 share increase would provide sufficient shares, based on the closing price of our common stock on June 6, 2013 of $1.94 per share, for approximately 18 months. This estimate would be impacted by a significant decrease in participation such as through an employee reduction or divestiture or a significant increase in participation such as through an acquisition or an increase in the Company’s hiring. This estimate also is impacted by our share price, which determines the number of shares purchased by employees under the ESPP.

The Board recommends a vote for approval of the amendment of the ESPP. The following is a summary of the material features of the ESPP. The complete text of the ESPP, giving effect to the proposed amendment, is attached as Appendix C.

Description of the ESPP, as amended

The ESPP is intended to encourage stock ownership by all eligible employees so that they may share in our growth by acquiring or increasing their ownership interest in us. The ESPP is designed to encourage eligible employees to remain employed by us. Under the ESPP, payroll deductions are used to purchase common stock for eligible, participating employees. All full-time employees and certain part-time employees will be eligible to participate in the ESPP. For part-time employees to be eligible, they must have customary employment of more than five months in any calendar year and more than 20 hours per week. Employees who, after exercising their rights to purchase shares under the ESPP, would own shares representing 5% or more of the voting power of the Company’s common stock, are ineligible to participate. As of June 10, 2013, approximately 360 employees were eligible and 28% of eligible employees participated in the ESPP.

The ESPP is an “employee stock purchase plan” within the meaning of Section 423(b) of Code. It is administered by the Nominating, Governance and Compensation Committee of the Board, or the Committee. The Committee has the power to interpret the ESPP, determine all questions or issues that might arise under the ESPP, and to adopt and amend rules and regulations for administration of the ESPP, as the Committee may deem appropriate. The Committee or the Board may from time to time adopt amendments to the ESPP. However, the approval of the shareholders is required for certain amendments.

The ESPP may be terminated at any time by the Board; however, such termination will not affect options then outstanding under the ESPP. If, at any time, shares of our common stock reserved for issuance under the ESPP remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock.

Participants are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

An employee electing to participate in the ESPP must authorize an amount (not more than 20% of the employee’s cash compensation) to be deducted from the employee’s pay and applied toward the purchase of common stock under the ESPP. For the duration of the ESPP, the payment period is two six-month periods commencing on May 16th and ending on November 15th, and commencing on November 16th and ending on May 15th, of each calendar year.

Our eligible employees (and employees of our eligible participating subsidiaries) may participate in the ESPP and may join the ESPP on the first business day of a payment period and those employees who become eligible to participate after the first business day of a business period may join on the first business day of the next succeeding payment period. Non-employee directors cannot participate in the ESPP.

No employee may purchase shares of common stock under the ESPP which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest, and we reserve the right to cease payroll deductions for any participant if such participant will exceed the $25,000 limit during a payment period.

We will accumulate and hold for the employee’s account the amounts deducted from the employee’s pay. No interest will be paid on these amounts. An employee may participate in the ESPP by delivering an authorization stating the initial percentage to be deducted from the employee’s pay and authorizing the purchase of shares of common stock for the employee in each payment period in accordance with the terms of the ESPP.

Unless an employee files a new authorization or withdraws from the ESPP, the deductions and purchases under the authorization the employee has on file under the ESPP will continue from the initial payment period to succeeding payment periods as long as the ESPP remains in effect. Deductions may not be increased during a payment period. Deductions may be decreased during a payment period.

An employee may withdraw from the ESPP, in whole but not in part, at any time prior to the last business day of each payment period by delivering a withdrawal notice to us, in which event we will refund the entire balance of the employee’s deductions not previously used to purchase stock under the ESPP.

An employee’s rights under the ESPP generally terminate upon his or her voluntary withdrawal from the ESPP at any time, or when he or she ceases employment because of retirement, resignation, discharge, death, change of status or any other reason.

An employee’s rights under the ESPP are the employee’s alone and may not be transferred to, assigned to, or availed of by, any other person.

The proceeds received by us from the sale of the common stock pursuant to the ESPP will be used for general corporate purposes.

The ESPP is administered by the Nominating, Governance and Compensation Committee, unless the Board of Directors has assumed authority to administer the ESPP. The ESPP administrator generally may amend, suspend or terminate the ESPP at any time, subject to certain changes requiring stockholder approval. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends), or any other corporate event affecting our common stock or the share price of our common stock, the ESPP administrator shall make certain equitable adjustments as the administrator deems appropriate to reflect such changes, as further described in the ESPP.

The following general rules are currently applicable for United States federal income tax purposes upon the grant and exercise of options to purchase shares of common stock pursuant to the ESPP and in accordance with Section 423 of the Code:

1. The amounts deducted from an employee’s pay under the ESPP will be included in the employee’s compensation subject to federal income tax. In general, no additional income will be recognized by the employee either at the time options are granted pursuant to the ESPP or at the time the employee purchases shares pursuant to the ESPP.

2. If the employee disposes of shares of common stock more than two years after the first business day of the payment period in which the employee acquired the shares and more than one year from the date of purchase, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares, or (b) approximately 15% of the fair market value of the shares on the first business day of the payment period. In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee’s adjusted tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as compensation income).

3. If the employee disposes of shares of common stock within two years after the first business day of the payment period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the applicable payment period over the amount the employee paid for the shares. In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee’s adjusted tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed to the employee as compensation income). If the employee’s holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

4. If the two-year holding period is satisfied with respect to common stock issued under the ESPP, we will not be entitled to a tax deduction with respect to the issuance of shares of common stock under the ESPP. If the two-year holding period is not satisfied with respect to common stock issued under the ESPP, we generally will be entitled to a tax deduction equal to the amount of compensation income taxable to the employee upon disposition of such common stock.

New Plan Benefits

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of common stock have been issued with respect to the 1,000,000 share increase for which stockholder approval is sought under this proposal. For illustrative purposes only, the following table sets forth (1) the number of shares of our common stock that were purchased under the ESPP during the 2012 fiscal year, and (2) the aggregate purchase price paid, for the individuals and groups identified below.

Name and Principal Position	Number of Shares Purchased (#)	Aggregate Purchase Price ($)
Leslie Cross Chairman and Chief Executive Officer	—	—

Michael O’Neill Chief Financial Officer, Vice President and Treasurer	—	—

William Patrick Ryan Chief Operating Officer	—	—

Thomas McLeer Senior Vice President, U.S. Commercial Operations	—	—

Mitsuo Asai President, Alphatec Pacific, Inc.	—	—

Dirk Kuyper Former President and Chief Executive Officer (2)	—	—

Executive Officers as a Group (6 persons)	4,253	6,380

Non-Employee Directors as a Group (8 persons)(1)	—	—

Employees as a Group (excluding Executive Officers) (360 eligible employees)	139,459	192,645

(1)	Directors who are not our employees are not eligible to participate in the ESPP.

Information About Share Reserve Under the ESPP, as amended

•

In 2012, 2011 and 2010, we issued a total of approximately 43,712 shares, 63,332 shares and 56,246 shares, respectively, under the ESPP. This level of issuances represents a three-year average burn rate of 0.09% of fully diluted common shares outstanding (with the annual burn rate for each of 2012, 2011 and 2010 calculated based on the fully diluted common shares outstanding at the end of such year).

•

The total aggregate equity value of the 1,000,000 additional authorized shares being requested under the ESPP (above the shares remaining available for issuance under the current Plan), based on the closing price of our common stock on June 6, 2013 of $1.94 per share, is $1,194,000. The total aggregate equity value of the 2,800,000 shares that may become available for issuance under the ESPP pursuant to the evergreen provision of the ESPP, based on the closing price of our common stock on June 6, 2013 of $1.94 per share, is $5,432,000.

•

In 2012, 2011 and 2010, our end of year overhang rate for the ESPP, calculated by dividing (i) the number of shares remaining available for issuance under the ESPP by (ii) the number of common shares outstanding at the end of such year, was less than 0.01%, 0.16%, and 0.23%, respectively.

•

If approved, the issuance of the additional 1,000,000 shares to be reserved under the amended ESPP would dilute the holdings of stockholders by an additional 1.03%, based on the number of shares of our common stock outstanding as of June 6, 2013 (which percentage would be 3.92% if the maximum additional 2,800,000 shares become available for issuance under the ESPP pursuant to the evergreen provision of the ESPP during its remaining term).

•

If the amended ESPP is approved, we expect our overhang with respect to the ESPP at the end of 2013 will be approximately 1.03% (including the shares that will be reserved for issuance under the amended ESPP but excluding any possible future increases to the share reserve under the ESPP pursuant to the evergreen provision). Such percentage would be 3.92% if the maximum additional 2,800,000 shares become available for issuance under the ESPP pursuant to the evergreen provision of the ESPP during its remaining term.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the board of directors believes that the size of the share reserve under the amended ESPP is reasonable and appropriate at this time. The board of directors will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 2007 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 1,000,000 SHARES THE AGGREGATE NUMBER OF SHARES WHICH MAY BE GRANTED UNDER THE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

A new Proposal 6 is hereby added as follows:

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2005 EMPLOYEE,

OFFICER, DIRECTOR AND CONSULTANT STOCK PLAN

TO INCREASE THE PER PERSON ANNUAL AWARD LIMIT CONTAINED IN THE PLAN

(Notice Item 6)

Proposed Amendment

On June 10, 2013, the Board approved an amendment (the “Amendment”) to the Amended and Restated 2005 Employee, Officer, Director and Consultant Stock Plan (the “Plan”) pursuant to which the limit on the aggregate number of shares of common stock that may be subject to awards under the Plan granted to any Plan participant in any fiscal year will be increased from 200,000 shares per year to 1,500,000 shares per year. The Amendment is subject to, and will be effective upon, the approval of the stockholders, and is independent of the proposed amendment to the Plan pursuant to Proposal 2. If the stockholders approve this Proposal 6, the Amendment will apply to the current Plan (if Proposal 2 is not approved) or to the Plan, as amended (if Proposal 2 is approved). The Amendment is attached as Appendix B.

Our Board approved the Amendment in response to its discovery of the grants to certain individuals in excess of the existing Annual Award Limit, as further described above under the heading “Correction of Prior Equity Awards.” The proposed increase in the Annual Award Limit under the Plan is necessary to enable us to make the corrective stock option awards to Messrs. Cross and O’Neill described above and will allow our Board and our Compensation Committee more flexibility in the administration of our equity compensation program in the future.

Our equity compensation program is a critical part of our compensation policy to attract, motivate and retain talented employees, align employee and stockholder interests, link employee compensation with company performance and maintain a culture based on employee stock ownership. If the stockholders do not approve the Amendment, the limit on the aggregate number of shares of common stock that may be subject to awards under the Plan granted to any Plan participant in any fiscal year will remain at 200,000 shares. In addition, the corrective stock option awards described above under the heading “Correction of Prior Equity Awards” to Messrs. Cross and O’Neill will not be made to the extent such corrective stock option awards would exceed the 200,000 share limit, as such stock option awards are contingent, in part, upon stockholder approval of this Proposal 6 at the Annual Meeting.

The Amendment is being submitted to you for approval at the Annual Meeting because stockholder approval of the limit on the aggregate number of shares of common stock that may be subject to awards under the Plan granted to any Plan participant in any fiscal year must be approved by our stockholders if future awards under the Plan are to be eligible to qualify as performance-based compensation under Section 162(m) of the Code.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year with respect to such covered employee.

Qualified “performance-based compensation” is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock awards generally will qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards that may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise or base price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options and stock appreciation rights, established performance criteria that must be met before the award actually will vest or be paid.

Awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code and if the awards are intended to so comply. There can be no assurance that compensation attributable to awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code and thus be deductible to us.

The Board recommends a vote for approval of the Amendment.

Set forth below is a description of the material terms of the Plan. The complete text of the Plan (giving effect to the proposed amendment to the Plan described in Proposal 2 of the Proxy Statement) can be found in the Proxy Statement.

General Description of the Plan, as amended

The purpose of the Plan is to provide equity ownership and compensation opportunities in us to our and our subsidiaries employees, officers, directors and consultants. As of June 1, 2013, there were approximately 480 employees who are eligible to be participants in the Plan.

The Plan is administered by the Nominating, Governance and Compensation Committee, or the Committee. The Committee has the authority to grant awards, to adopt, amend and repeal rules relating to the Plan, to interpret and correct the provisions of the Plan and any award, and subject to the limitations of the Plan, to modify and amend any award. The Plan also provides that the authority to grant awards to employees may be delegated to one or more of our executive officers, with certain limitations.

Awards under the Plan may take the form of incentive stock options, non-qualified stock options and restricted and unrestricted stock awards,

Awards may be granted subject to time-based vesting schedules and/or performance-based vesting measured by performance criteria specified in an award.

Terms of Awards. The Committee shall determine the terms and conditions of each award, including the number of shares subject to such award or a formula for making this determination; the exercise or purchase price, as applicable, of such award (subject to limitations discussed subsequently) and the means of payment for shares; the vesting schedule; the performance criteria, if any, that determine the number of shares or options granted, issued, retainable and/or vested; other terms and conditions of the awards, issuance and/or forfeiture of the awards; and such further terms and conditions as may be determined by the Committee.

Stock Options. Stock options granted under the Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years. As of June 6, 2013, the closing per share of our common stock as quoted on the Nasdaq Stock Market was $1.94.

Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, by delivery of a properly signed written notice of exercise to us at our principal office address or to such agent as we shall designate. The Committee has the right to accelerate the date of exercise of any installment of any option at any time, despite the fact that such acceleration may disqualify all or part of any option as an incentive stock option. Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a shareholder with respect to such restricted stock, including the right to receive dividends and to vote the shares.

Adjustment. In the event of any stock split, stock dividend, or other similar change in capitalization or event, the following shall be equitably adjusted:

•	the number and class of securities available for awards under the Plan and the per-participant share limit;

•	the number and class of securities, vesting schedule and exercise price per share subject to each outstanding award; and

•	the repurchase price per security subject to repurchase.

Transferability. Except as the Committee may otherwise determine or provide in an award, awards may be transferred only by will or by the laws of descent and distribution except that an incentive stock option transferred other than by will or the laws of descent and distribution shall no longer qualify as an incentive stock option.

Treatment upon Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to our Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•

in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•

provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

Amendment of Awards. The Committee may, without shareholder approval, amend, modify or terminate any outstanding award, except that the Committee may not materially and adversely change the terms of a participant’s award without the participant’s consent.

Termination of Plan; Amendments. Awards may be granted under the Plan at any time on or prior to April 6, 2016, but awards granted before that date may be exercised thereafter. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that certain amendments to the Plan will not be effective unless approved by our shareholders. If any stock-based Award expires, or is forfeited, in whole or in part, the unissued shares covered by such award shall again be available for the grant of awards under the Plan.

United States Federal Income Tax Consequences

Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to incentive stock options, or ISO’s, granted under the Plan.

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed for us upon either grant or exercise of an ISO. However, the difference between the fair market value of the shares on the date of exercise and the exercise price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted and (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise, collectively the Holding Periods, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met, a Disqualifying Disposition, then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, we generally should be entitled to a corresponding deduction for federal income tax purposes.

5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

Nonstatutory Stock Options. The following general rules are applicable under current United States federal income tax law to options that do not qualify as ISOs, or Nonstatutory Stock Options, granted under the Plan:

1. The optionee generally does not realize any taxable income upon the grant of a Nonstatutory Stock Option, and we are not allowed a federal income tax deduction by reason of such grant.

2. The optionee generally will recognize ordinary income at the time of exercise of a Nonstatutory Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3. When the optionee sells the shares acquired pursuant to a Nonstatutory Stock Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4. We generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

Awards and Purchases. The following general rules are applicable under current federal income tax law to awards of restricted and unrestricted stock.

1. Persons receiving common stock pursuant to a restricted stock award, generally will recognize ordinary income at the time of vesting, purchase or settlement, as applicable, in an amount equal to the fair market value of the shares received, reduced by the purchase price paid, if any. The person may elect to be taxed at the time of receipt of shares rather than upon vesting, but if the shares are subsequently forfeited, the person would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he or she previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares.

2. With respect to stock grants under our Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received.

3. We generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes ordinary income. When such common stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s tax basis in the common stock (generally, the amount that the seller paid for such stock plus the amount taxed to the Seller as ordinary income).

Other Tax Considerations

A participant who receives accelerated vesting, exercise or payment of awards contingent upon or in connection with a change of control of us may be deemed to have received an “excess parachute payment” under Section 280G of the Code. In such event, the participant may be subject to a 20% excise tax and we may be denied a tax deduction for such payments.

It is our intention that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an Award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

Existing Plan Benefits

Our executive officers, employees and non-employee directors have received the following equity awards under the Plan since its inception through June 10, 2013:

Name and Principal Position	Shares Subject to Stock Options(1)	Shares Subject to Restricted Stock Awards(1)
Leslie Cross	225,000	234,965
Chairman and Chief Executive Officer

Michael O’Neill	250,000	100,100
Chief Financial Officer, Vice President and Treasurer

William Patrick Ryan	375,000	100,000
Chief Operating Officer

Thomas McLeer	200,000	100,000
Senior Vice President, U.S. Commercial Operations

Mitsuo Asai	190,000	100,000
President, Alphatec Pacific, Inc.

Dirk Kuyper	450,000	690,000
Former President and Chief Executive Officer (2)

Executive Officers as a Group (6 persons)	1,543,925	662,145

Non-Employee Directors as a Group (8 persons)	444,644	266,907

Employees as a Group (excluding Executive Officers) (480 eligible employees)	284,099	3,432,365

(1)	Includes stock options or New Options granted to Messrs. McLeer and Ryan in connection with the cancellation and reissuance of equity awards as described above under the heading “Correction of Prior Equity Awards.” The New Options for Messrs. McLeer and Ryan are not subject to stockholder approval of the Amendment. Because the annual equity-based awards previously made to Mr. Ryan were well below the current individual Annual Award Limit, and Mr. McLeer has not received any awards during 2013, there was sufficient capacity under the individual Annual Award Limit to make these corrective awards to Messrs. McLeer and Ryan effective June 10, 2013, the date of the Nominating, Governance and Compensation Committee’s approval.

(2)	Includes shares forfeited due to either the payment of tax obligations or upon the end of employment.

New Plan Benefits

If our stockholders approve the Amendment, Messrs. Cross and O’Neill will be granted new stock options, or New Options, to replace their cancelled stock options. The New Options to be granted to Messrs. Ryan, McLeer and Gardner are not subject to approval of the Amendment and other than with respect to Mr. Gardner, who is not an employee, are reflected in the “Existing Plan Benefits” table above. Assuming approval of the Amendment, Mr. Cross will be granted two New Options to purchase 400,000 and 200,000 shares, respectively, while Mr. O’Neill will be granted New Options to purchase 100,000 shares. See “Correction of Prior Equity Awards.” The New Options for Messrs. Cross and O’Neill are subject to stockholder approval of the Amendment because such grants otherwise would exceed the Annual Award Limit, in whole or in part, as applicable, for 2013 without approval of the Amendment. If stockholders do not approve the Amendment, Mr. Cross will not be granted any New Options, while Mr. O’Neill will be granted New Options to purchase only 75,000 shares.

Our non-employee directors are also eligible to receive automatic option awards under the Plan, as described under the heading “Executive Officer and Director Compensation —  Director Compensation” in the Proxy Statement.

All other future awards under the Plan are within the discretion of the Administrator and the benefits of such awards are, therefore, not determinable.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2005 EMPLOYEE, OFFICER, DIRECTOR AND CONSULTANT STOCK PLAN TO INCREASE THE PER PERSON ANNUAL AWARD LIMIT CONTAINED IN THE PLAN FROM 200,000 SHARES TO 1,500,000 SHARES PER YEAR. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

APPENDIX A

ALPHATEC HOLDINGS, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, the day prior to the shareholder meeting date.

Vote by Internet • Go to www.investorvote.com/ATEC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 5 and 6.

1.	Election of Directors:	01 - Leslie H. Cross	02 - Mortimer Berkowitz III	03 - John H. Foster	+
		04 -R. Ian Molson	05 - Stephen E. O’Neil	06 - James R. Glynn
		07 - Rohit M. Desai	08 - Siri S. Marshall	09 - Luke T. Faulstick

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

				———————————————

		For	Against	Abstain			For	Against	Abstain
2.	Approval of an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the number of shares authorized for issuance from 10,000,000 shares to 14,200,000 shares.	☐	☐	☐	3.	Approval of an amendment to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan to increase the number of shares authorized for issuance from 650,000 shares to 1,650,000 shares.	☐	☐	☐
4.	Ratification of the selection of Ernst & Young, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐	5.	Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
6.

Approval of an amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Plan to increase the per person annual award limit contained in the plan from 200,000 shares to 1,500,000 shares.

		☐	☐	☐			☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. If you wish to vote in accordance with the recommendations of the board of directors, just sign below. You need not mark any boxes.

Please sign below. When signing as attorney or as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized official. If a partnership, please sign in partnership name by authorized person.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ALPHATEC HOLDINGS, INC.	+

2013 Annual Meeting of Stockholders – June 21, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Amended Notice of Annual Meeting and Proxy Statement Supplement, dated June 10, 2013, and the Proxy Statement, dated April 29, 2013, in connection with the 2013 Annual Meeting of Stockholders to be held at our corporate headquarters, which are located at 5818 EI Camino Real, Carlsbad, CA 92008 at 2:00 p.m., Pacific Time, on Friday, June 21, 2013, and hereby appoints Ebun S. Garner, Esq. and Michael O’Neill, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Alphatec Holdings, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Meeting and at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Meeting.

By executing and timely delivering this proxy you will be revoking the original proxy sent with the Proxy Statement dated April 29, 2013.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, AND “FOR” ITEMS 2, 3, 4, 5 AND 6.

(Continued and to be marked, dated and signed, on the other side)

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

APPENDIX B

AMENDMENT TO THE

ALPHATEC HOLDINGS, INC. AMENDED AND RESTATED 2005 EMPLOYEE,

DIRECTOR AND CONSULTANT STOCK PLAN

This Amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Option Plan (the “Amendment”) is made by Alphatec Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company has adopted the Amended and Restated 2005 Employee, Director and Consultant Stock Option Plan, as may have been previously amended (the “Plan”);

WHEREAS, Section 30 of the Plan authorizes the Board of Directors of the Company to amend the Plan; and

WHEREAS, the Board of Directors of the Company deems it to be in the best interests of the Company to amend the Plan as set forth in this Amendment, with such Amendment to be subject to, and effective upon, stockholder approval.

NOW, THEREFORE, the Plan shall be amended as follows:

1. Amendment. Section 4(c) of the Plan is hereby restated as follows:

“(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 1,500,000 Shares be granted to any Participant in any fiscal year;”

2. Miscellaneous. Except as specifically amended hereby, the Plan shall continue to remain in full force and effect as before this Amendment, and this Amendment shall be effective with respect to any issuances made under the Plan following the effective date of this Amendment. For the avoidance of doubt, this Amendment shall apply to the Plan whether or not the other proposed amendment to the Plan is approved by the Company’s stockholders pursuant to Proposal 2 contained in the proxy statement filed by the Company with respect to the Company’s 2013 annual meeting of stockholders. If such Proposal 2 is approved by the Company’s stockholders and this Amendment is approved, this Amendment shall constitute an amendment to the Plan as so amended. If such Proposal 2 is not approved by the Company’s stockholders and this Amendment is approved, this Amendment shall apply to the Plan as in effect on June 10, 2013.

I, Ebun S. Garner, Esq., as the General Counsel, Vice President and Secretary hereby certify that this Amendment was approved and adopted by the Company’s Board of Directors on June 10, 2013, subject to stockholder approval, and the Amendment was approved by the stockholders of the Company on June 21, 2013.

Ebun S. Garner, Esq.
General Counsel, Vice President and Secretary

B-1

APPENDIX C

ALPHATEC HOLDINGS, INC.

AMENDED 2007 EMPLOYEE STOCK PURCHASE PLAN

(As amended June     , 2013)

ARTICLE I

PURPOSE

The purposes of this Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan (the “Plan”) are to assist Eligible Employees of Alphatec Holdings, Inc., a Delaware corporation (the “Company”) and its Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided herein. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Article 3.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.4 “Committee” means the committee of the Board described in Article 3.

2.5 “Company” shall mean Alphatec Holdings, Inc., a Delaware corporation.

2.6 “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including sales commissions but excluding overtime payments, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments.

2.7 “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 3.3(ii).

2.8 “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty hours per week; and (iii) whose customary employment is for more than five months in any calendar year; provided, however, that the Administrator may provide in an Offering Document that (x) Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code, and/or (y) Employees who have not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), shall not be eligible to participate in an Offering Period. For purposes of clause (i) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).

2.9 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary.

2.10 “Enrollment Date” shall mean the first day of each Offering Period.

2.11 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.12 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of any given date shall be (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading day immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales price are reported.

2.13 “Offering Document” shall have the meaning given to such term in Section 5.1.

2.14 “Offering Period” shall mean each Offering Period designated by the Administrator in the applicable Offering Document pursuant to Section 5.1.

2.15 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.16 “Participant” means any Eligible Employee who has executed a participation agreement and been granted rights to purchase Stock pursuant to the Plan.

2.17 “Plan” shall mean this Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, as it may be amended from time to time.

2.18 “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.19 “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the lesser of the Fair Market Value of a share of Stock on the first Trading Day of the Offering Period and the Fair Market Value of a share of Stock on the last Trading Day of the Offering Period); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the lesser of the Fair Market Value of a share of Stock on the first Trading Day of the Offering Period and the Fair Market Value of a share of Stock on the last Trading Day of the Offering Period); provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article 9; provided, further, that the Purchase Price shall not be less than the par value of a share of Stock.

2.20 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

2.21 “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 9.

2.22 “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.23 “Trading Day” shall mean any day on which the Stock is actually traded.

ARTICLE III

ADMINISTRATION

3.1 Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which Committee is otherwise constituted to comply with applicable law. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

3.2 Action by the Administrator. A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Article 10.

(v) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

3.4 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any participation agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to Article 9, the aggregate number of shares of Stock which may be issued pursuant to rights granted under the Plan shall be 1,650,000 shares. In addition to the foregoing, subject to Article 9, commencing on January 1, 2009, and on each January 1 thereafter during the term of the Plan, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the least of (a) 1% of the Company’s outstanding shares on such date, (b) 700,000 shares, or (c) a lesser amount determined by the Compensation Committee of the Board. Accordingly, the number of shares of Stock which shall be available for sale under the Plan shall be subject to increase under the preceding sentence only on January 1, 2009 and on each subsequent January 1 through and including January 1, 2017. If any right granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such right shall again become available for the Plan. Notwithstanding anything in this Section 4.1 to the contrary, the number of shares of Stock that may be issued or transferred pursuant to rights granted under the Plan shall not exceed an aggregate of 6,650,000 shares, subject to Article 9.

4.2 Stock Distributed. Any Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

ARTICLE V

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

5.1 Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Stock of the Company under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator commencing on such dates (each, an “Enrollment Date”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more dates during an Offering Period (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Stock carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

5.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(i) the length of the Offering Period, which period shall not exceed twenty-seven months;

(ii) the Enrollment Date for such Offering Period;

(iii) the Purchase Date(s) during such Offering Period;

(iv) the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period, which shall in no event exceed 50,000 shares;

(v) in connection with each Offering Period that contains more than one Purchase Date, the maximum aggregate number of shares which may be purchased by any Eligible Employee on any given Purchase Date during the Offering Period; and

(vi) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE VI

PARTICIPATION

6.1 Eligibility. Any Eligible Employee who shall be employed on a full-time basis (at least 20 hours per week) by the Company or a Designated Subsidiary for on the day prior to the applicable Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article 6 and the limitations imposed by Section 423(b) of the Code.

6.2 Enrollment in Plan. Except as otherwise set forth in an Offering Document, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a participation agreement to the Company prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document), in such form as the Administrator provides. Each such agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation which is not less than 1% and not more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 20% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company. A Participant may reduce, but not increase, the percentage of Compensation designated in his or her participation agreement, subject to the limits of this Section 6.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document. Any such reduction or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new participation agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). A Participant may increase the percentage of Compensation designated in his or her participation agreement, subject to the limits of this Section 6.2, only with respect to subsequent Offering Periods. In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article 8. Except as otherwise set forth in an Offering Document, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

6.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article 8.

6.4 Effect of Enrollment. A Participant’s completion of a participation agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new participation agreement, withdraws from participation under the Plan as provided in Article 8 or otherwise becomes ineligible to participate in the Plan.

6.5 Limitation on Purchase of Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

6.6 Decrease of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6.5, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period.

ARTICLE VII

GRANT AND EXERCISE OF RIGHTS

7.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of shares of Stock specified under Section 5.2(iv) and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of shares of the Company’s Stock as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price. The right shall expire on the last day of the Offering Period.

7.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole shares of Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares on each Purchase Date shall be distributed in full to the Participant after such Purchase Date.

7.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of shares of Stock with respect to which rights are to be exercised may exceed (i) the number of shares of Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Stock available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Stock are to be exercised pursuant to this Article 7 on such Purchase Date, and shall either (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Article 10. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

7.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the right or the disposition of the Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Stock by the Participant.

7.5 Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

7.6 Escrow. Until such time as the Company shall have received shareholder approval of the Plan in order to comply with Section 423 of the Code, any shares of Stock that have been purchased pursuant to the Plan shall be held in escrow by the Company. Promptly following stockholder approval, the Company shall release from escrow and deliver to each Participant all shares of Stock held in escrow pursuant to this Section 7.6. Any securities distributed in respect of the shares of Stock held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner. If shareholder approval has not been obtained on or before September 11, 2008, the Company shall rescind all purchases of Stock pursuant to this Plan by cancelling such stock certificates and delivering to each Participant the purchase price paid for such shares.

ARTICLE VIII

WITHDRAWAL; TERMINATION OF EMPLOYMENT OR ELIGIBILITY

8.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. All of the Participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers to the Company a new participation agreement.

8.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

8.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article 8 and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under 12.4, as soon as reasonably practicable and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE IX

ADJUSTMENTS UPON CHANGES IN STOCK

9.1 Changes in Capitalization. Subject to Section 9.3, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Administrator shall make such proportionate adjustments, if any, as the Administrator deems appropriate to reflect such change with respect to (i) the aggregate number and type of shares of Stock (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 4.1 and the limitations established in each Offering Document pursuant to Section 5.2 on the maximum number of shares of Stock that may be purchased); (ii) the class(es) and number of shares and price per share of Stock subject to outstanding rights; and (iii) the Purchase Price with respect to any outstanding rights.

9.2 Other Adjustments. Subject to Section 9.3, in the event of any transaction or event described in Section 9.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions:

(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b) To provide that the outstanding rights under the Plan be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(c) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights which may be granted in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) terminated; and

(e) To provide that all outstanding rights shall terminate without being exercised.

9.3 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

9.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE X

AMENDMENT, MODIFICATION AND TERMINATION

10.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) change the aggregate number of shares that may be sold pursuant to rights under the Plan under Section 4.1 (other than any adjustment as provided by Article 9); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

10.2 Rights Previously Granted. Except as provided in Article 9 or this Article 10, no termination, amendment or modification may make any change in any right theretofore granted which adversely affects the rights of any Participant without the consent of such Participant, provided that an Offering Period may be terminated, amended or modified by the Administrator if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.

10.3 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

ARTICLE XI

TERM OF PLAN

The Plan shall be effective on November 7, 2007 (the “Effective Date”). The Plan shall be in effect until the tenth anniversary of the Effective Date, unless sooner terminated under Article 10. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XII

MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder. With respect to shares of Stock subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

12.3 Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6 Equal Rights and Privileges. All Eligible Employees of the Company or any Designated Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or to affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11 Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

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